Chanticleer Holdings Reports 18.4% Increase in Restaurant Revenue, and Strong Improvements in Gross Profit Margins for First Quarter 2013

First Quarter Same Store Gross Sales Increase 10.1% in Local Currency

CHARLOTTE, NC – May 14, 2013 - Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer” or “the Company”), a franchisee of international Hooters® restaurants and a minority owner in the privately held parent company of the Hooters® brand, Hooters of America, (“HOA”), announced its financial results for the first quarter ended March 31, 2013.

Highlights Include:

•	Restaurant revenue for the first quarter 2013 increased 18.4% to $1.7 million, compared with $1.4 million in the first quarter 2012. As of March 31, 2013, the Company had six restaurants (five consolidated and one joint venture) compared with five restaurants (four consolidated and one joint venture) as of March 31, 2012.
•	Gross profit margins for the first quarter 2013 improved 3.0% to 61.1% compared with 58.1% in the first quarter 2012.
•	Same-store gross sales for restaurants opened more than a year increased 10.1% in local currency (Rands) and decreased 5.4% in U.S. dollars for the 2012 first quarter compared with last year, due to fluctuations in the exchange rate.
•	Restaurant operating expenses for the first quarter 2013 were $980,000 or 59.7% of restaurant revenue, compared with $769,000 or 55.4% of restaurant revenue for the year-ago quarter. Operating expenses for the 2013 quarter included our Budapest, Hungary location (opened in August 2012) whose operating expenses were a higher percentage of revenue compared with our South African stores.
•	Net loss from continuing operations for the first quarter 2013 was $747,000 or $0.20 per share, compared with $642,000 or $0.26 per share for the year-ago first quarter. Net loss for the 2013 first quarter was $738,000 or $0.20 per share, compared with $704,000 or $0.28 per share.
•	In March 2013, the company announced its exiting of the operation of its investment management business. During the second quarter 2013 the company is expected to receive two months of cost-saving benefits, and beginning in the third quarter 2013, the savings are estimated to be $50,000 per quarter. The revenues and expenses are presented as discontinued operations in our statement of operations.
•	Restaurant EBITDA for the first quarter 2013 was approximately $61,000 compared with $97,000 in the first quarter 2012. Our improved gross margins were offset by an increase in operating expenses, including professional fees and higher payroll costs.
•	General and administrative expenses for the first quarter 2013 were $730,000 or 44.0% of revenue, compared with $450,000 or 32.4% of total revenue in the year-ago quarter. These costs increased primarily because of increases in audit and legal fees, additional costs related to NASDAQ fees and SEC filings, as well as an increase in corporate personnel.

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•	Subsequent to the end of the quarter the company announced it had selected a site in Townsville, Australia for its seventh Hooters restaurant, and the approval of a site by HOA in Surfers Paradise, Australia, which will mark its eighth location.
•	The company settled outstanding liabilities from a South African bank, with a payment of approximately $99,000 and a release of all other liabilities, resulting in a gain on extinguishment of debt of approximately $71,000, which appears as “other income” in the current income statement. In April 2013 the company entered into a credit agreement with Paragon Commercial Bank for an additional $500,000 revolving-credit facility to finance new business ventures and general corporate working capital requirements.

Mike Pruitt, President and CEO of Chanticleer, commented, “With continued improvements in revenue, gross margins and same-store sales, we are well on our way toward meeting our 2013 goal of having 10 restaurants opened by year-end 2013. We are excited about the pending opening of our two new Hooters restaurants in Australia, which are both located in vibrant and growing markets. Construction has commenced in Townsville, and we expect to open that restaurant in the third quarter of 2013. Following that opening, we plan to begin construction on Surfers Paradise.

“We believe our strong increase in same-store sales is attributable to several factors, including restaurant remodeling, improvements to our menu and the growing excitement of the iconic Hooters brand. Hooters continues to be a destination stop for sports enthusiasts, and our new menu offerings attract more health-conscious patrons to our restaurants as well as women.

“Our Budapest restaurant has been a successful launch into the Eastern European market; we increased our seating space by over 50% with the opening of the new patio area, which has been extremely well-received by our customers. We are looking forward with great anticipation to our next Eastern European location, and to replicating the success of Hungary. We also continue to explore the Brazilian market, and we are seeking a location that will fit well with our successful business model.

“We are also pleased with our financial results this quarter. Despite a seasonally slow quarter, we produced strong improvements in restaurant sales growth, same-store sales growth and gross profits. We look forward to a successful year ahead as we continue to expand our footprint and launch our new Hooters restaurants.”

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles ("GAAP"). In addition to disclosing financial results prepared in accordance with GAAP, the company discloses information regarding EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, EBITDA also excludes pre-opening costs for our restaurants and gain on extinguishment of debt. EBITDA is not a measure of performance defined in accordance with GAAP. However, EBITDA is used internally in planning and evaluating the company's operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other stakeholders an additional view of the company's operations that, when coupled with the GAAP results, provides a more complete understanding of the company's financial results.

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EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company's performance. A reconciliation of GAAP net income (loss) to EBITDA is included in the accompanying financial schedules.

About Chanticleer Holdings, Inc.

Chanticleer Holdings (HOTR) is a franchisee of international Hooters® restaurants is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets. Chanticleer currently owns in whole or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part of six Hooters restaurants in its international franchise territories: Durban, Johannesburg, Cape Town and Emperor's Palace in South Africa; Campbelltown in Australia; and Budapest in Hungary. Chanticleer maintains a minority ownership stake in Hooters of America and its CEO, Mike Pruitt, is also a member of Hooters' Board of Directors. Hooters of America is an operator and the franchisor of over 430 Hooters® restaurants in 28 countries.

For further information, please visit www.chanticleerholdings.com
Facebook: www.Facebook.com/ChanticleerHOTR
Twitter: http://Twitter.com/ChanticleerHOTR

For further information on Hooters of America, visit www.Hooters.com
Facebook: www.Facebook.com/Hooters
Twitter: http://Twitter.com/Hooters

Safe Harbor/Risk Factors

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Operating losses continuing for the foreseeable future; we may never be profitable;
•	Our business strategy includes operating a new line of business that is distinct and separate from our primary existing operations, which could be subject to additional business and operating risks;

•	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way;

•	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;

•	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;

•	Our rights to operate and franchise Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;

•	Our business depends on our relationship with Hooters;

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•	We do not have full operational control over the businesses of our franchise partners;

•	Failure by Hooters to protect its intellectual property rights, including its brand image;

•	Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences;

•	Increases in costs, including food, labor and energy prices;

•	Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel;

•	Constraints could effect our ability to maintain competitive cost structure, including, but not limited to labor constraints;
•	Work stoppages at our restaurants or supplier facilities or other interruptions of production;
•	Our food service business and the restaurant industry are subject to extensive government regulation;
•	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;
•	Inherent risk in foreign operation;
•	We may not attain our target development goals and aggressive development could cannibalize existing sales;
•	Current conditions in the global financial markets and the distressed economy;
•	A decline in market share or failure to achieve growth;
•	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;
•	Adverse effects on our operations resulting from the current class action litigation in which the Company is one of several defendants;
•	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments;
•	Adverse effects on our operations resulting from certain geo-political or other events.

Chanticleer cannot be certain that any expectation, forecast, or assumption made in preparing any forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its Web site or otherwise. We undertake no obligation to update the forward-looking statements provided to reflect events or circumstances that occur after the date on which they were made. Further information on our business, including important factors which could affect actual results are discussed in the Company's filings with the SEC, including its Annual Report on Form 10-K under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Contact:

Chanticleer Holdings, Inc.
Mike Pruitt
Chairman/CEO
Phone: 704.366.5122 x 1
mp@chanticleerholdings.com

Dian Griesel Inc.
Investor Relations:
Cheryl Schneider
cschneider@dgicomm.com

Public Relations:
Enrique Briz
ebriz@dgicomm.com
212.825.3210

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Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash	$389,348	$1,223,803
Accounts receivable	72,128	161,073
Other receivable	78,469	85,473
Inventory	178,886	227,023
Due from related parties	113,748	117,899
Prepaid expenses	216,884	170,769
Assets of discontinued operations	89,758	44,335
TOTAL CURRENT ASSETS	1,139,221	2,030,375
Property and equipment, net	2,226,937	2,316,146
Goodwill	396,487	396,487
Intangible assets, net	629,699	559,832
Investments at fair value	33,185	56,949
Other investments	2,102,668	2,116,915
Deposits and other assets	165,613	169,727
TOTAL ASSETS	$6,693,810	$7,646,431

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and notes payable	$234,121	$236,110
Accounts payable and accrued expenses	1,069,821	1,108,305
Other current liabilities	235,902	361,586
Current maturities of capital leases payable	32,815	27,965
Deferred rent	15,437	10,825
Due to related parties	13,733	13,733
Liabilities of discontinued operations	21,234	14,328
TOTAL CURRENT LIABILITIES	1,623,063	1,772,852
Capital leases payable, less current maturities	44,268	60,518
Deferred rent	99,275	98,448
Other liabilities	121,857	186,060
TOTAL LIABILITIES	1,888,463	2,117,878
Commitments and contingencies

Stockholders' equity:
Common stock: $0.0001 par value; authorized 20,000,000 shares; issued and outstanding 3,698,896 shares at March 31, 2013 and December 31, 2012	370	370
Additional paid in capital	14,947,639	14,898,423
Other comprehensive loss	(191,989)	(181,741)
Accumulated deficit	(9,996,540)	(9,258,697)
Non-controlling interest	45,867	70,198
TOTAL STOCKHOLDERS' EQUITY	4,805,347	5,528,553
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,693,810	$7,646,431

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Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	March 31,
	2013	2012
Revenue:
Restaurant sales, net	$1,642,122	$1,387,495
Management fee income - non-affiliates	25,000	25,000
Total revenue	1,667,122	1,412,495
Expenses:
Restaurant cost of sales	627,888	581,551
Restaurant operating expenses	980,155	769,332
Restaurant pre-opening expenses	-	40,721
General and administrative expenses	729,678	449,659
Depreciation and amortization	114,224	80,024
Total expenses	2,451,945	1,921,287
Loss from operations	(784,823)	(508,792)
Other income (expense)
Equity in earnings (losses) of investments	(14,247)	(10,538)
Gain on extinguishment of debt	70,900	-
Miscellaneous income	2,562	-
Interest expense	(36,943)	(185,110)
Total other income (expense)	22,272	(195,648)
Loss from continuing operations before income taxes	(762,551)	(704,440)
Provision for income taxes	9,091	-
Loss from continuing operations	(771,642)	(704,440)
Income (loss) from discontinued operations, net of taxes	9,468	(61,863)
Consolidated net loss	(762,174)	(766,303)
Less: Net loss attributable to non-controlling interest	24,331	62,518
Net loss attributable to Chanticleer Holdings, Inc.	$(737,843)	$(703,785)

Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(747,311)	$(641,922)
Income (loss) from discontinued operations	9,468	(61,863)
	$(737,843)	$(703,785)
Other comprehensive income (loss):
Unrealized loss on available-for-sale securities (none applies to non-controlling interest)	$(23,764)	$(105,618)
Foreign translation income (loss)	13,516	(8,714)
Other comprehensive loss	$(748,091)	$(818,117)
Net loss per attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:
Continuing operations attributable to common shareholders, basic and diluted	$(0.20)	$(0.26)
Discontinued operations attributable to common shareholders, basic and diluted	0.00	(0.02)
	$(0.20)	$(0.28)
Weighted average shares outstanding, basic and diluted	3,698,896	2,498,891

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Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(771,642)	$(704,440)
Less: net income (loss) from discontinued operations	9,468	(61,863)
Net loss from continuing operations	(762,174)	(766,303)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	114,224	80,024
Equity in losses of investments	14,247	10,538
Amortization of warrants	48,569	23,495
Gain on debt extinguishment	(70,900)	-
(Increase) decrease in accounts and other receivables	95,949	37,556
(Increase) decrease in prepaid expenses and other assets	(42,002)	(63,314)
(Increase) decrease inventory	48,137	(40,302)
Increase (decrease) in accounts payable and accrued expenses	(30,933)	257,143
Increase (decrease) in deferred rent	5,439	14,966
Advance from related parties for working capital	(37,804)	(1,179)
Net cash used in operating activities from continuing operations	(617,248)	(447,376)
Net cash (used in) provided by operating activities from discontinued operations	(3,467)	8,162
Net cash used in operating activities	(620,715)	(439,214)

Cash flows from investing activities:
Proceeds from non-controlling interests	-	90,000
Purchase of investments	-	(129,796)
Franchise costs	(75,000)	(240,000)
Purchase of property and equipment	(23,839)	(316,683)
Net cash used in investing activities from continuing operations	(98,839)	(596,479)
Net cash used in investing activities from discontinued operations	-	-
Net cash used in investing activities	(98,839)	(596,479)

Cash flows from financing activities:
Loan proceeds, net	-	1,113,000
(Decrease) increase in other liabilities	(118,987)	10,519
Loan and capital lease repayments	(13,388)	(6,633)
Net cash (used in) provided by financing activities from continuing operations	(132,375)	1,116,886
Net cash (used in) provided by financing activities from discontinued operations	-	-
Net cash (used in) provided by financing activities	(132,375)	1,116,886
Effect of exchange rate changes on cash	17,474	(8,714)
Net change in cash	(834,455)	72,479
Cash, beginning of period	1,223,803	144,189
Cash, end of period	$389,348	$216,668

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Reconciliation of net loss from continuing operations to EBITDA

Unaudited

Three months ended March 31, 2013:

	Restaurants only
	South Africa	Hungary	Management	Totals
Net income (loss) from continuing operations	$23,133	$(23,381)	$(747,063)	$(747,311)
Interest expense	10,721	-	26,222	36,943
Gain on extinguishment of debt	(70,900)	-	-	(70,900)
Depreciation and amortization	87,872	24,162	2,190	114,224
Income taxes	9,091	-	-	9,091
EBITDA	$59,917	$781	$(718,651)	$(657,953)
Total Restaurants EBITDA		$60,698

Three months ended March 31, 2012:

	South Africa	Hungary	Management	Totals
Net loss from continuing operations	$(35,316)	$-	$(668,469)	$(703,785)
Interest expense	13,758	-	171,352	185,110
Pre-opening costs	40,721	-	-	40,721
Depreciation and amortization	77,834	-	2,190	80,024
EBITDA	$96,997	$-	$(494,927)	$(397,930)
Total Restaurants EBITDA		$96,997

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